1 Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Third Quarter Ended September 30, 2021 • U.S. GAAP earnings per share of $2.76 for the quarter, compared to $0.46 for Q3'20, driven by gain on sale of Affiliates • ENI earnings per share of $0.28 for the quarter, compared to $0.30 for Q3'20 (excluding Landmark Partners (“Landmark”) and Thompson, Siegel & Walmsley, LLC (“TSW”)) • Net client cash flows (“NCCF”) for the quarter of $(0.7) billion • AUM of $113.7 billion at September 30, 2021 compared to $126.9 billion at June 30, 2021, driven by dispositions and market decline • Completed the sales of TSW, Investment Counselors of Maryland (“ICM”) and Campbell Global (“Campbell”) • Sole operating business going forward will be Acadian Asset Management (“Acadian”), a market leader in providing quantitative strategies and solutions to institutional clients around the globe • 88%, 81%, 85% and 88% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods as of September 30, 2021 • Expect capital deployment in Q4 2021 to include paydown of $125 million of retail notes and share repurchases of more than $1 billion BOSTON - October 28, 2021 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the third quarter ended September 30, 2021. Suren Rana, BrightSphere’s President and Chief Executive Officer said, “In the third quarter of 2021, we closed the previously announced divestitures of three Affiliates - TSW, ICM, and Campbell Global - and now going forward, our sole operating business will be Acadian Asset Management. The completion of these divestitures now provides our investors pure-play exposure to Acadian’s highly differentiated business. With AUM of approximately $114 billion as of September 30, 2021, Acadian is a market leader in providing quantitative strategies and solutions to institutional clients around the globe. Acadian has generated investment outperformance for its clients across short and long-term periods. As of September 30, 2021, 88%, 81%, 85% and 88% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 1-, 3-, 5-, and 10- year periods. We believe that this strong long-term track record will help Acadian generate robust client inflows and organic growth over time. Turning to our financial results for the quarter, the Company produced ENI earnings per share of $0.28 for the third quarter of 2021 compared to $0.30 in the third quarter of 2020 and $0.40 in the second quarter of 2021. Acadian, our sole Affiliate going forward, generated $49.1 million of Adjusted EBITDA in the third quarter of 2021 compared to $37.4 million in the third quarter of 2020 and $53.1 million in the second quarter of 2021. The decline in Adjusted EBITDA compared to the second quarter of 2021 was primarily due to performance fee seasonality as we generally have fewer performance fee measurements in the third quarter. Acadian’s net client cash flows in the third quarter were $(0.7) billion compared to $(1.3) billion in the second quarter reflecting reduced outflows from low volatility and other strategies. Our cash balance as of September 30, 2021 was $1,422 million. We expect to deploy our excess capital toward paying down $125 million of retail notes and returning more than $1 billion of capital to the shareholders via share repurchases in Q4 2021. The Company also expects to fully pay down by year-end the $33 million that is currently outstanding on Acadian’s revolving facility.”

2 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on December 30, 2021 to shareholders of record as of the close of business on December 17, 2021. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on October 28, 2021. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (888) 330-3451 International Dial-in Number: (646) 960-0843 Conference ID: 2259293 Link to Webcast: https://events.q4inc.com/attendee/441052999 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (647) 362-9199 Conference ID: 2259293 About BrightSphere BrightSphere is a global asset management company with one operating subsidiary, Acadian Asset Management, with approximately $114 billion of assets under management as of September 30, 2021. Through Acadian, BrightSphere offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

3 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business and the composition of the Company’s business going forward, expected future net cash flows, return of capital to shareholders, repayment of retail notes, capital management, including the repayment of the Acadian credit facility, and/or expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2021, and subsequent SEC filings, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

4 Q3 2021 EARNINGS PRESENTATION October 28, 2021

5 • U.S. GAAP EPS of $2.76 for Q3'21 compared to $0.46 for Q3'20; increase driven by gain on sale of Affiliates • ENI EPS of $0.28 for the quarter compared to $0.30 for Q3'20(1) • Completed the sales of TSW, ICM and Campbell • Acadian Asset Management (“Acadian”), a market leader in providing quantitative strategies and solutions to institutional clients around the globe, to be the sole operating business going forward • Acadian’s investment performance continued to be strong with 88%, 81%, 85% and 88% of strategies by revenue beating their benchmarks over the prior 1-, 3-, 5-, and 10-year periods, respectively, as of September 30, 2021 • Total AUM of $113.7 billion as of September 30, 2021, a (10.4)% decrease from June 30, 2021, driven by Affiliate dispositions and market decline • NCCF of $(0.7) billion for Q3'21 • Cash balance of $1,422 million as of September 30, 2021; expect to pay down $125 million of retail notes and return more than $1 billion of capital to the shareholders via share repurchases in Q4 2021 BrightSphere Highlights Q3'21 Highlights __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of Landmark and TSW to discontinued operations among other adjustments.

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended September 30, 2021	September 30, 2020	Increase (Decrease)	June 30, 2021
Management fees	$ 111.4	$ 123.3	(9.7)%	$ 111.6
Performance fees	3.4	1.2	183.3 %	20.4
Other revenue	3.1	1.6	93.8 %	1.3
Consolidated Funds' revenue	—	1.4	n/m	—
Total revenue	**117.9**	**127.5**	**(7.5)%**	**133.3**
Compensation and benefits	67.2	66.9	0.4 %	73.4
General and administrative	16.5	21.4	(22.9)%	18.0
Amortization of acquired intangibles	0.1	—	n/m	—
Depreciation and amortization	5.4	5.0	8.0 %	5.8
Total operating expenses	**89.2**	**93.3**	**(4.4)%**	**97.2**
Operating income	**28.7**	**34.2**	**(16.1)%**	**36.1**
Investment income (loss)	0.3	3.9	(92.3)%	4.7
Interest income	—	—	— %	0.1
Interest expense	(6.2)	(6.9)	(10.1)%	(6.3)
Gain on sale of Affiliates	34.6	7.2	380.6 %	—
Net consolidated Funds' investment gains (losses)	—	2.8	n/m	—
Income from continuing operations before taxes	**57.4**	**41.2**	**39.3 %**	**34.6**
Income tax expense	14.5	9.3	55.9 %	9.9
Income from continuing operations	**42.9**	**31.9**	**34.5 %**	**24.7**
Income from discontinued operations, net of tax[1]	1.2	2.1	(42.9)%	53.4
Gain on disposal of discontinued operations, net of tax	185.4	—	n/m	509.2
Net income	**229.5**	**34.0**	**575.0 %**	**587.3**
Net income (loss) attributable to non-controlling interests	—	(3.2)	n/m	54.6
Net income attributable to controlling interests	**$ 229.5**	**$ 37.2**	**516.9 %**	**$ 532.7**
Earnings per share, basic, $	$ 2.88	$ 0.46	526.1 %	$ 6.71
Earnings per share, diluted, $	$ 2.76	$ 0.46	500.0 %	$ 6.42
Basic shares outstanding (in millions)	79.6	80.0		79.4
Diluted shares outstanding (in millions)	83.2	80.9		82.9
U.S. GAAP operating margin	24 %	27 %	(248) bps	27 %
Pre-tax income from continuing operations attributable to controlling interests	$ 57.4	$ 38.3	49.9 %	$ 34.6
Net income from continuing operations attributable to controlling interests	$ 42.9	$ 29.0	47.9 %	$ 24.7

Please see Definitions and Additional Notes

Q3'21 vs. Q3'20

- Total revenue decreased (7.5)% from Q3'20 primarily due to lower management fees which were impacted by the disposition of Affiliates, partially offset by equity market increases
- Operating expenses decreased (4.4)% from Q3'20 primarily due to the decrease in general and administrative expenses as a result of the disposition of Affiliates and cost savings initiatives
- Income tax expense increased 55.9% from Q3'20 primarily due to the increase in earnings and an increase in state tax rates
- U.S. GAAP net income attributable to controlling interests and diluted earnings per share increased significantly from Q3'20 primarily due to the gain on sale of TSW recognized in Q3'21

(1) Reflects reclassification of TSW to discontinued operations for the current period and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

BRIGHTSPHERE Investment Group
6

Acadian Financial Highlights

- Quant & Solutions segment is comprised of Acadian operating business
- Segment NCCF of $(0.7) billion with annualized revenue impact of $(1.6) million for Q3'21 compared to $(2.4) billion with annualized revenue impact of $(11.0) million for Q3'20; AUM increased 19.6% from Q3'20 as a result of strong market performance
- Investment performance remained strong in Q3'21 with continued long-term track record of out-performance
- Segment ENI increased 33.0% in Q3'21 compared to Q3'20 and operating margin increased 510 bps to 43.1% in Q3'21 compared to Q3'20, mainly due to higher revenue

Key Performance Metrics[1]

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Increase (Decrease)	Three Months Ended June 30, 2021	Increase (Decrease)
Operational Information					
AUM $b	$ 113.7	$ 95.1	19.6 %	$ 117.8	(3.5)%
Average AUM $b	$ 116.8	$ 95.4	22.4 %	$ 115.9	0.8 %
NCCF $b	$ (0.7)	$ (2.4)	$ 1.7	$ (1.3)	$ 0.6
Annualized Revenue Impact of NCCF $m	$ (1.6)	$ (11.0)	$ 9.4	$ (2.5)	$ 0.9
ENI management fee rate (bps)	37	37	—	37	—
Economic Net Income Basis					
ENI Revenue $m	$ 110.6	$ 89.0	24.3 %	$ 111.1	(0.5)%
Segment Economic Net Income $m	$ 43.9	$ 33.0	33.0 %	$ 47.7	(8.0)%
ENI Operating Margin	43.1 %	38.0 %	510 bps	45.7 %	(260) bps
Adjusted EBITDA $m	$ 49.1	$ 37.4	31.3 %	$ 53.1	(7.5)%

Investment Performance

Revenue-Weighted[2]



100%
50%
0%
81%
85%
88%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'21	82%	85%	88%
Q3'20	45%	49%	88%

Equal-Weighted



100%
50%
0%
65%
71%
85%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'21	68%	71%	85%
Q3'20	44%	59%	89%

Asset-Weighted



100%
50%
0%
72%
76%
82%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'21	72%	76%	82%
Q3'20	38%	43%	82%

Please see Definitions and Additional Notes

(1) *Acadian's liquid alternative AUM and revenues are excluded for the three months ended September 30, 2020.*

(2) *As of September 30, 2021, Quant & Solutions assets representing 88% of revenue were outperforming benchmarks on a 1- year basis, compared to 57% at September 30, 2020 and 87% at June 30, 2021.*

BRIGHTSPHERE Investment Group

7

8 Acadian Platform Overview • Leading, at-scale investment manager with a track record of over 35 years and $113.7 billion in AUM as of September 30, 2021 • Quant-focused investment platform with strength across team, technology and data, offering unique capabilities in long- only active, multi-asset class, ESG, managed volatility and long-short • Strong investment performance with more than 80% of strategies outperforming benchmarks over short and long-term horizons • Diversified offerings with more than 70 strategies across developed and emerging markets; approximately 80% of AUM invested outside the U.S. • Long-standing blue-chip institutional client relationships (average client relationship of 8 years) • Experienced management team with a proven track record (average tenure of 20 years at Acadian) Business Overview Investment Team Investment Data 70 Team Members 23 Advanced Degrees 15 Average Years of Experience Flexible, Modular Platforms 200 Million Observations Daily 32 Terabyte Database 150+ Global Markets Over 43,000 Traded Assets 121 Team Members 26 PhDs, 40 CFAs 110 Advanced Degrees 15 Average Years of Experience Technology Platform

9 Acadian Product Performance % Beating Benchmark (Revenue-Weighted) 89% 88% 81% 85% 88% YTD 1-Year 3-Year 5-Year 10-Year —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Investment Outperformance across YTD, 1-, 3-, 5-, and 10-Year Horizons ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of September 30, 2021. (1)

10 History of Strong AUM Growth Acadian's Total Ending AUM 2011 - September 30, 2021 $42.2 $51.9 $65.2 $70.3 $66.8 $75.0 $97.7 $86.2 $102.2 $108.1 $113.7 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 09/30/21 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 $110.0 $120.0 $B

11 Developed Markets $86.4 Emerging Markets $27.3 USA $74.1 Europe $18.8 Asia $5.2Australia $7.4 Other $8.2 Public/Government $51.3 Commingled Trust/UCIT $25.4 Corporate/ Union $15.6 Sub-advisory $13.1 Other $8.3 AUM by Client Type AUM by Client Location Total: $113.7 billion(1) Diversified Asset Base ___________________________________________________________ Please see Definitions and Additional Notes (1) Data as of September 30, 2021 $B $B AUM by Strategy $B

12 • Behavioral-finance perspective: leveraging well established biases of overconfidence leading to demand for high-risk stocks in excess of fundamental justifications Investment Capabilities Active Long-Only Equity Diversified Quant offerings including ESG-focused strategies Capability Attributes & Approach Multi-Asset Class Responsible Investing Long Short Equity Managed Volatility Equity • Portfolios implemented via long/short positions across Equities, Bonds, FX, Commodities, and Volatility, using multiple instrument types, with an investment universe comprising over 100 different markets • Return models use intrinsic factors (e.g., Value, Carry, Quality) and cross-asset factors incorporating macro themes (e.g., Growth, Inflation, Stimulus) • Leverage numerous behavioral factors grounded in sound investment theory and psychological underpinnings; factors supported by observations from a range of disciplines, including statistical analysis, fundamentals, economic science, and behavioral finance • Stock forecasts incorporate multi-factor analysis • Integration: Analysis of non-financial considerations integrated into the investment process • Active Ownership: Vote proxies when delegated proxy voting responsibility, to provide consistency with agreed-on ESG principles • Governance and Monitoring: Governed by the firm’s Responsible Investing Committee, comprised of senior executives • Strategies designed to be uncorrelated with equity benchmarks and other traditional asset classes and indices • Leverage over 60 indicators: these most often can be classified as Value, Quality, Growth and Technical

13 • Leveraging broad quant capabilities to provide exposures and solutions sought by clients • Highly scalable offerings with substantial capacity and global demand • Leveraging data and technology in computational factor-based investment process • Multi-Asset Class capability has met increased demand for broad-based, bespoke investment solutions Disciplined Execution of Long-Term Growth Strategy • Product innovation ◦ Extensions of quant investment strategies into high-demand areas supported by ongoing seeding program • Distribution enhancements ◦ Expansion of distribution teams including entry into new markets and channels • Strong free cash flow generated from a broad array of investment strategies • Ongoing expense discipline Continue Harnessing our Unique Quant Capabilities Additional Growth Levers Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes

Key Performance Metrics

Key Performance Metrics(1)

($ in millions, unless otherwise noted)	Three Months Ended September 30,			Three Months Ended June 30,	
U.S. GAAP Basis	2021	2020	Increase (Decrease)	2021	Increase (Decrease)
Revenue	$ 117.9	$ 127.5	(7.5)%	$ 133.3	(11.6)%
Pre-tax income from cont. ops. attributable to controlling interests(2)	57.4	38.3	49.9 %	34.6	65.9 %
Net income attributable to controlling interests	229.5	37.2	516.9 %	532.7	(56.9)%
Diluted shares outstanding (in millions)	83.2	80.9		82.9	
Diluted earnings per share, $	$ 2.76	$ 0.46	500.0 %	$ 6.42	(57.0)%
U.S. GAAP operating margin(2)	24 %	27 %	(248) bps	27 %	(274) bps
Economic Net Income Basis (Non-GAAP measure used by management)(2)					
ENI revenue	$ 117.4	$ 125.9	(6.8)%	$ 133.4	(12.0)%
Pre-tax economic net income	32.6	32.9	(0.9)%	44.6	(26.9)%
Economic net income	23.6	23.9	(1.3)%	32.9	(28.3)%
ENI diluted earnings per share, $	$ 0.28	$ 0.30	(6.7)%	$ 0.40	(30.0)%
Adjusted EBITDA	44.2	43.7	1.1 %	56.3	(21.5)%
ENI operating margin	37 %	32 %	520 bps	40 %	(291) bps
Other Operational Information					
Assets under management at period end ($ in billions)(2)(3)	$ 113.7	$ 147.7	(23.0)%	$ 126.9	(10.4)%
Net client cash flows ($ in billions)(2)	(0.7)	(2.9)	n/m	(0.9)	n/m
Annualized revenue impact of net flows ($ in millions)	(1.6)	(9.8)	n/m	(0.9)	n/m

Please see Definitions and Additional Notes

(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.

(2) TSW results are classified within discontinued operations for the current period and Landmark and TSW results are classified as discontinued operations for prior periods and are therefore not reflected in U.S. GAAP pre-tax income from continuing operations attributable to controlling interests, U.S. GAAP operating margin, ENI and other operational metrics.

(3) Decrease in AUM compared to prior year primarily due to Barrow, Hanley, Mewhinney & Strauss ("Barrow Hanley"), a previous divestiture, is included in Q3'20 but not in Q3'21.

BRIGHTSPHERE Investment Group

14

15 ENI Revenue Commentary • ENI revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliate • Q3'21 ENI revenue of $117.4 million decreased from Q3'20 by (7)% primarily due to dispositions • Management fees decreased (10)% from Q3'20 primarily due to a decrease in average AUM driven by the Barrow Hanley disposition, partly offset by positive equity market return in the last twelve months ENI Revenue(1) ($M) Three Months Ended September 30, Three Months Ended June 30, 2021 2020 Increase (Decrease) 2021 Increase (Decrease) Management fees $ 111.4 $ 123.3 (10)% $ 111.6 —% Performance fees 3.4 1.2 183% 20.4 (83)% Other income, including equity-accounted Affiliate 2.6 1.4 86% 1.4 86% ENI revenue $ 117.4 $ 125.9 (7)% $ 133.4 (12)% __________________________________________________________ Please see Definitions and Additional Notes (1) Reflects reclassification of TSW to discontinued operations for the current period and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses decreased to $47.0 million in Q3'21 from $58.1 million in Q3'20 reflecting dispositions and expense discipline; Q3'21 Operating Expense Ratio[1] decreased to 42.2% for the period from 47.1% in Q3'20
- We continue to expect the full-year Operating Expense Ratio[1] to be in the range of 44-46% if the equity market remains at the same level; ratio is subject to fluctuations as assets and ENI management fees change

ENI Operating Expenses[3]

($M)	Three Months Ended September 30, 2021 $M	2021 % of MFs[2]	2020 $M	2020 % of MFs[2]	Increase (Decrease)	Three Months Ended June 30, 2021 $M	2021 % of MFs[2]	Increase (Decrease)
Fixed compensation and benefits	$ 23.6	21.2 %	$ 31.6	25.6 %	(25)%	$ 24.2	21.7 %	(2)%
G&A expenses (excl. sales-based compensation)	16.1	14.5 %	19.8	16.1 %	(19)%	15.9	14.2 %	1%
Depreciation and amortization	5.4	4.8 %	5.0	4.1 %	8%	5.8	5.2 %	(7)%
Core operating expense subtotal	**$ 45.1**	**40.5 %**	**$ 56.4**	**45.7 %**	(20)%	**$ 45.9**	**41.1 %**	(2)%
Sales-based compensation	1.9	1.7 %	1.7	1.4 %	12%	1.9	1.7 %	—%
Total ENI operating expenses	**$ 47.0**	**42.2 %**	**$ 58.1**	**47.1 %**	(19)%	**$ 47.8**	**42.8 %**	(2)%
Note: ENI management fees	$ 111.4		$ 123.3		(10)%	$ 111.6		—%

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

(2) Represents reported ENI management fee revenue.

(3) Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

BRIGHTSPHERE Investment Group

16

ENI Variable Compensation

Commentary

- Variable compensation is typically awarded based on contractual percentage of each Affiliate's ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q3'21 Variable Compensation Ratio decreased to 38.4% from 41.0% in Q3'20
- We continue to expect the full-year Variable Compensation Ratio to be in the range of 35-38%

ENI Variable Compensation[1]

($M)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Increase (Decrease)	Three Months Ended June 30, 2021	Increase (Decrease)
Cash variable compensation	**$ 25.1**	**$ 24.7**	*2%*	**$ 31.0**	*(19)%*
Add: Non-cash equity-based award amortization	1.9	3.1	*(39)%*	1.4	*36%*
Variable compensation	**27.0**	**27.8**	*(3)%*	**32.4**	*(17)%*
Earnings before variable compensation	**$ 70.4**	**$ 67.8**	*4%*	**$ 85.6**	*(18)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	38.4 %	41.0 %	*(265) bps*	37.9 %	*50 bps*

Please see Definitions and Additional Notes

(1) Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

BRIGHTSPHERE Investment Group

17

Affiliate Key Employee Distributions

Commentary

- Represents employees' share of profit from their respective Affiliate, in some cases following an initial preference to BSIG[1]
- Q3'21 Distribution Ratio of 11.5% higher than Q3'20 mainly due to dispositions adjustment and mix of earnings
- We continue to expect the full-year Distribution Ratio to be in the range of 7-9%; mix of core and performance fee profits will have significant impact to the ratio

Affiliate Key Employee Distributions[2]

($M)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Increase (Decrease)	Three Months Ended June 30, 2021	Increase (Decrease)
(A) Earnings after variable compensation (ENI operating earnings)	$ 43.4	$ 40.0	*9%*	$ 53.2	*(18)%*
(B) **Less: Affiliate key employee distributions**	**(5.0)**	**(1.8)**	*178%*	**(3.2)**	*56%*
Earnings after Affiliate key employee distributions	$ 38.4	$ 38.2	*1%*	$ 50.0	*(23)%*
Affiliate Key Employee Distribution Ratio (B / A)	11.5 %	4.5 %	*702 bps*	6.0 %	*551 bps*

Please see Definitions and Additional Notes
(1) For consolidated Affiliates.
(2) Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

BRIGHTSPHERE Investment Group
18

Balance Sheet Management

Balance Sheet[1]

($M)	September 30, 2021	December 31, 2020
Assets		
Cash and cash equivalents	$ 1,422.5	$ 371.3
Restricted cash	1.6	1.6
Investment advisory fees receivable	112.9	100.6
Right of use assets	65.5	78.6
Investments	54.8	90.0
Other assets	176.1	296.0
Assets held for sale	14.1	326.8
Assets of consolidated Funds held for sale	—	114.3
Total assets	**$ 1,847.5**	**$ 1,379.2**
Liabilities and shareholders' equity		
Accounts payable and accrued expenses	$ 95.6	$ 109.6
Due to OM plc	1.9	3.4
Revolving credit facility	33.0	—
Third party borrowings	394.8	394.3
Operating lease liabilities	77.9	94.8
Other liabilities	160.3	79.4
Liabilities held for sale	—	313.3
Total liabilities	**$ 763.5**	**$ 994.8**
Shareholders' equity	1,084.0	302.4
Non-controlling interests, including NCI of consolidated Funds	—	82.0
Total equity	**1,084.0**	**384.4**
Total liabilities and equity	**$ 1,847.5**	**$ 1,379.2**
Weighted average quarterly diluted shares	83.2	81.8
Leverage ratio[2]	2.3 x	2.4 x
Net leverage ratio[3]	(5.4)x	0.1 x

Capital

- September 30 net leverage ratio (third party borrowings and revolving credit facility, net of total cash and cash equivalents / Adj. EBITDA) of (5.4)x
- Acadian paid down their stand-alone credit facility from $53.9 million as of June 30, 2021 to $33.0 million as of September 30, 2021; expected to be fully paid down by year-end
- Total seed and co-investment holdings of $8.6 million

Dividend

- $0.01 per share interim dividend approved
  - Payable December 30 to shareholders of record as of December 17

(1) Reflects reclassification of TSW and Landmark to assets and liabilities held for sale as of December 31, 2020.
(2) Represents the Company's third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA.
(3) Represents the Company's third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

BRIGHTSPHERE
Investment Group

19

20 Supplemental Information

Segment Information for Q3'21 and Q3'20

($ in millions, unless otherwise noted)	Three Months Ended September 30, 2021				Three Months Ended September 30, 2020				
	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Liquid Alpha	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 110.6	$ 6.8	$ 0.5	$ 117.9	$ 89.0	$ 30.3	$ 6.6	$ 1.6	$ 127.5
ENI Operating Expenses	39.4	7.6	10.1	57.1	37.2	10.0	10.9	5.5	63.6
Earnings before variable compensation	71.2	(0.8)	(9.6)	60.8	51.8	20.3	(4.3)	(3.9)	63.9
Variable compensation	23.5	3.5	0.1	27.1	18.0	8.4	1.4	0.1	27.9
Earnings after variable compensation	47.7	(4.3)	(9.7)	33.7	33.8	11.9	(5.7)	(4.0)	36.0
Affiliate key employee distributions	3.8	1.2	—	5.0	0.8	0.8	0.2	—	1.8
Earnings after Affiliate key employee distributions	43.9	(5.5)	(9.7)	28.7	33.0	11.1	(5.9)	(4.0)	34.2
Net interest income (expense)	—	(5.8)	(0.4)	(6.2)	—	—	(5.3)	(1.6)	(6.9)
Net investment income (loss)	—	—	0.3	0.3	—	—	—	6.7	6.7
Gain on sale of Affiliate	—	—	34.6	34.6	—	—	—	7.2	7.2
Net (income) loss attributable to non-controlling interest	—	—	—	—	—	—	—	3.2	3.2
Income tax (expense) benefit	—	(9.0)	(5.5)	(14.5)	—	—	(9.0)	(0.3)	(9.3)
Income from discontinued operations, net of tax	—	—	1.2	1.2	—	—	—	2.1	2.1
Gain on disposal of discontinued operations, net of tax	—	—	185.4	185.4	—	—	—	—	—
Economic Net Income	$ 43.9	$ (20.3)	$ 205.9	$ 229.5	$ 33.0	$ 11.1	$ (20.2)	$ 13.3	$ 37.2
Adjusted EBITDA[2]	$ 49.1	$ (4.9)	$ 185.3	$ 229.5	$ 37.4	$ 11.2	$ (4.9)	$ (6.5)	$ 37.2
Segment Assets Under Management ($b)	$ 113.7	$ —	$ —	$ 113.7	$ 95.1	$ 46.9	$ 5.7	$ —	$ 147.7

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

(4) *The Company's reportable segments reflect the sales of Landmark and TSW. As a result of the divestitures, Landmark, previously included in the Alternative segment, is reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other". TSW, previously included in the Liquid Alpha segment, is reported within discontinued operations and Liquid Alpha no longer constitutes a reportable segment as of the beginning of the second quarter 2021. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of 2021.*

BRIGHTSPHERE Investment Group

21

Segment Information for Q2'21

Three Months Ended June 30, 2021

($ in millions, unless otherwise noted)	Quant & Solutions	Other[4]	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	**$ 111.1**	**$ 22.3**	**$ (0.1)**	**$ 133.3**
ENI Operating Expenses	**38.3**	**9.5**	**13.5**	**61.3**
Earnings before variable compensation	**72.8**	**12.8**	**(13.6)**	**72.0**
Variable compensation	22.0	10.4	0.3	32.7
Earnings after variable compensation	**50.8**	**2.4**	**(13.9)**	**39.3**
Affiliate key employee distributions	3.1	0.1	—	3.2
Earnings after Affiliate key employee distributions	**47.7**	**2.3**	**(13.9)**	**36.1**
Net interest income (expense)	—	(5.4)	(0.8)	(6.2)
Net investment income (loss)	—	—	4.7	4.7
Net (income) loss attributable to non-controlling interest	—	—	(54.6)	(54.6)
Income tax (expense) benefit	—	(11.7)	1.8	(9.9)
Income from discontinued operations, net of tax	—	—	53.4	53.4
Gain on disposal of discontinued operations, net of tax	—	—	509.2	509.2
Economic Net Income	**$ 47.7**	**$ (14.8)**	**$ 499.8**	**$ 532.7**
Adjusted EBITDA[2]	$ 53.1	$ 3.2	$ 476.4	$ 532.7
Segment Assets Under Management ($b)	**$ 117.8**	**$ 9.1**	**—**	**$ 126.9**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.

(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.

(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

(4) The Company's reportable segments reflect the sales of Landmark and TSW. As a result of the divestitures, Landmark, previously included in the Alternative segment, is reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment, including Campbell Global, has been reclassified to "Other". TSW, previously included in the Liquid Alpha segment, is reported within discontinued operations and Liquid Alpha no longer constitutes a reportable segment as of the beginning of the second quarter 2021. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of 2021.

BRIGHTSPHERE Investment Group

22

Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	September 30, 2021	Three Months Ended September 30, 2020	June 30, 2021
Quant and Solutions			
Beginning balance	$ 117.8	$ 91.7	$ 111.5
Gross inflows	2.8	2.7	2.7
Gross outflows	(4.2)	(5.7)	(4.7)
Reinvested income and distributions	0.7	0.6	0.7
Net flows	**(0.7)**	**(2.4)**	**(1.3)**
Market appreciation (depreciation)	(3.4)	5.8	7.6
Ending balance	**$ 113.7**	**$ 95.1**	**$ 117.8**
Average AUM[1]	$ 116.8	$ 95.4	$ 115.9
Liquid Alpha			
Beginning balance	$ —	$ 47.8	—
Removal of Affiliates	—	(1.7)	—
Gross inflows	—	1.6	—
Gross outflows	—	(2.5)	—
Reinvested income and distributions	—	0.3	—
Net flows	—	**(0.6)**	—
Market appreciation (depreciation)	—	1.4	—
Ending balance	**$ —**	**$ 46.9**	**$ —**
Average AUM	$ —	$ 47.2	$ —
Average AUM of consolidated Affiliates	$ —	$ 45.0	$ —
Other			
Beginning balance	$ 9.1	$ 5.6	$ 8.7
Removal of Affiliates	$ (8.9)	$ —	$ —
Gross inflows	—	0.2	0.5
Gross outflows	—	(0.1)	(0.1)
Net flows	—	**0.1**	**0.4**
Market appreciation (depreciation)	(0.2)	—	0.1
Other	—	—	(0.1)
Ending balance	**$ —**	**$ 5.7**	**$ 9.1**
Average AUM	$ 5.1	$ 5.6	$ 9.0
Average AUM of consolidated Affiliates	$ 3.1	$ 5.6	$ 4.7
Total			
Beginning balance	$ 126.9	$ 145.1	$ 120.2
Removal of Affiliates	(8.9)	(1.7)	—
Gross inflows	2.8	4.5	3.2
Gross outflows	(4.2)	(8.3)	(4.8)
Reinvested income and distributions	0.7	0.9	0.7
Net flows	**(0.7)**	**(2.9)**	**(0.9)**
Market appreciation (depreciation)	(3.6)	7.2	7.7
Other	—	—	(0.1)
Ending balance	**$ 113.7**	**$ 147.7**	**$ 126.9**
Discontinued operations adjustment[2]	—	37.1	24.6
Adjusted ending balance	**$ 113.7**	**$ 184.8**	**$ 151.5**
Average AUM	$ 121.9	$ 148.2	$ 124.9
Average AUM of consolidated Affiliates	$ 119.9	$ 146.0	$ 120.6
ENI management fee rate of consolidated Affiliates	36.8	33.6	37.2
Basis points: inflows	47.1	34.3	48.2
Basis points: outflows	41.2	34.3	39.0
Annualized revenue impact of net flows (in millions)	**$ (1.6)**	**$ (9.8)**	**$ (0.9)**

(1) Average AUM equals average AUM of consolidated Affiliates.

(2) The Company's reportable segments reflect the sale of Landmark and TSW. As a result of the sale, Landmark, previously included in the Alternative segment, is reported within discontinued operations and Alternatives no longer constitutes a reportable segment. The remaining portion of the Alternative segment including Campbell Global, has been reclassified to "Other" for all periods presented. TSW, previously included in the Liquid Alpha segment, is reported within discontinued operations for all periods presented and Liquid Alpha no longer constitutes a reportable segment as of the beginning of the second quarter of 2021. The remaining portion of the Liquid Alpha segment, including ICM, has been reclassified to "Other" as of the beginning of 2021.

BRIGHTSPHERE Investment Group

23

24 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(2)

($ in millions)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Three Months Ended June 30, 2021
U.S. GAAP net income attributable to controlling interests	$ 229.5	$ 37.2	$ 532.7
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[3]	8.7	2.7	10.3
2 Amortization of acquired intangible assets[3]	0.1	—	—
3 Capital transaction costs[3]	0.1	0.1	0.2
4 Seed/Co-investment (gains) losses and financings[3]	0.2	(3.0)	0.2
5 Tax benefit of goodwill and acquired intangible deductions	0.3	0.3	0.2
6 Discontinued operations attributable to controlling interests and restructuring[3][4]	(220.5)	(13.4)	(508.7)
Total adjustment to reflect earnings of the Company	$ (211.1)	$ (13.3)	$ (497.8)
7 Tax effect of above adjustments[3]	6.8	1.5	(3.6)
ENI tax normalization	(1.6)	(1.5)	1.6
Economic net income	$ 23.6	$ 23.9	$ 32.9
ENI net interest expense to third parties	5.8	5.3	5.4
Depreciation and amortization[5]	5.8	5.5	6.3
Tax on Economic Net Income	9.0	9.0	11.7
Adjusted EBITDA	$ 44.2	$ 43.7	$ 56.3

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.*

(3) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*

(4) *The three months ended September 30, 2021 includes income from discontinued operations attributable to controlling interests of $(186.6) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $0.5 million, and the gain on sale of Affiliates of $(34.6) million. The three months ended September 30, 2020 includes income from discontinued operations attributable to controlling interests of ($8.2) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, restructuring related expenses at the Center and Affiliates of $1.4 million, and the gain on sale of Copper Rock, a former Affiliate, of $(7.2) million. The three months ended June 30, 2021 includes income from discontinued operations attributable to controlling interests of $(511.1) million and restructuring costs, which include costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and restructuring related expenses at the Center and Affiliates of $2.0 million.*

(5) *Includes non-cash equity-based award amortization expense.*

BRIGHTSPHERE Investment Group

25

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share[2]

($)

	Three Months Ended		
	September 30, 2021	September 30, 2020	June 30, 2021
U.S. GAAP net income per share	$ 2.76	$ 0.46	$ 6.42
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.10	0.04	0.12
ii. Amortization of acquired intangible assets	—	—	—
iii. Capital transaction costs	—	—	0.01
iv. Seed/Co-investment (gains) losses and financing	—	(0.04)	—
v. Tax benefit of goodwill and acquired intangibles deductions	—	—	—
vi. Discontinued operations and restructuring	(2.65)	(0.16)	(6.13)
vii. ENI tax normalization	(0.01)	(0.02)	0.02
Tax effect of above adjustments, as applicable	0.08	0.02	(0.04)
Economic net income per share	$ 0.28	$ 0.30	$ 0.40

Reconciliation of U.S. GAAP Revenue to ENI Revenue[2]

($ in millions)

	Three Months Ended		
	September 30, 2021	September 30, 2020	June 30, 2021
U.S. GAAP revenue	$ 117.9	$ 127.5	$ 133.3
Include investment return on equity-accounted Affiliate	0.2	0.9	1.3
Exclude revenue from consolidated Funds	—	(1.4)	—
Exclude fixed compensation reimbursed by customers	(0.7)	(1.1)	(1.2)
ENI revenue	$ 117.4	$ 125.9	$ 133.4

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) Reflects reclassification of TSW to discontinued operations for the current period and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.

BRIGHTSPHERE Investment Group

26

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense[2]

($ in millions)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Three Months Ended June 30, 2021
U.S. GAAP operating expense	**$ 89.2**	**$ 93.3**	**$ 97.2**
Less: items excluded from ENI			
Non-cash key employee-owned equity and profit interest revaluations	(8.7)	(2.7)	(10.3)
Amortization of acquired intangible assets	(0.1)	—	—
Capital transaction costs	0.1	—	—
Restructuring costs[3]	(0.8)	(1.8)	(2.3)
Compensation reimbursed by customers	(0.7)	(1.1)	(1.2)
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[4]	(27.0)	(27.8)	(32.4)
Affiliate key employee distributions	(5.0)	(1.8)	(3.2)
ENI operating expense	**$ 47.0**	**$ 58.1**	**$ 47.8**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods.*

(3) *The three months ended September 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $0.5 million. The three months ended September 30, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, and restructuring related expenses at the Center and Affiliates of $1.4 million. The three months ended June 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $2.0 million.*

(4) *Represents ENI variable compensation. For the three months ended September 30, 2021, September 30, 2020, and June 30, 2021, the U.S. GAAP equivalent of variable compensation was $27.1 million, $27.9 million and $32.7 million, respectively.*

BRIGHTSPHERE Investment Group

27

28 Reconciliations from U.S. GAAP to Non-GAAP Measures(1)(cont.) Reconciliation of U.S. GAAP Pre-tax Income from Continuing Operations to Pre-tax ENI(2) ($ in millions) Three Months Ended September 30, September 30, June 30, 2021 2020 2021 U.S. GAAP pre-tax income from continuing operations $ 57.4 $ 41.2 $ 34.6 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 8.7 2.7 10.3 Amortization of acquired intangible assets 0.1 — — Capital transaction costs 0.1 0.1 0.2 Seed/Co-investment (gains) losses and financings 0.2 (3.0) (2.9) Restructuring costs(3) (33.9) (5.2) 2.4 Net (income) loss attributable to non-controlling interests from continuing operations — (2.9) — Pre-tax ENI $ 32.6 $ 32.9 $ 44.6 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) Reflects reclassification of TSW to discontinued operations for the current period, and reflects reclassification of Landmark and TSW to discontinued operations for the prior periods. (3) The three months ended September 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, restructuring related expenses at the Center and Affiliates of $0.5 million, and the gain on sale of Affiliates of $(34.6) million. The three months ended September 30, 2020 includes costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, restructuring related expenses at the Affiliates of $1.4 million, and the gain on sale of Copper Rock of $(7.2) million. The three months ended June 30, 2021 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and restructuring related expenses at the Center and Affiliates of $2.0 million.

29 Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” or “Parent” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through one asset management firm (the “Affiliate”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

30 The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliate scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. Definitions and Additional Notes

31 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. n/m “Not meaningful.”